                                                                   Exhibit 10.17

                            ASSET PURCHASE AGREEMENT

                                 by and between

                          BRAINSTORM INTERACTIVE, INC.

                                       and

                               OPUS360 CORPORATION

                                       and

                           DAVID RONICK AND LEE NEWMAN

            (as to Article V, Section 7.1, Section 7.2, Section 7.3,
                 Section 7.5, Section 7.6 and Section 7.8 only)

                          Dated as of January 12, 2000

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 12, 2000, by and among Brainstorm Interactive, Inc., a Delaware corporation ("Seller"), Opus 360 Corporation, a Delaware corporation ("Buyer") and David Ronick and Lee Newman (each a "Stockholder" and collectively, the "Stockholders") as to Article V, Section 7.1, Section 7.2, Section 7.3, Section 7.5, Section 7.6 and Section 7.8 only.

                               W I T N E S S E T H

      WHEREAS, Seller operates a vertical portal under the Uniform Resource Locator "IndustryInsite.com" which includes a graphical user interface and proprietary software that assists young professionals to develop skills, make contacts and learn about the latest developments across a wide range of industries (the "Business");

      WHEREAS, Seller holds all of the right, title and interest in and to or has the right to license the assets and rights both tangible and intangible currently existing which collectively constitute the Business;

      WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets and rights of the Business (other than those specifically excluded as described in this Agreement); and

      WHEREAS, the Stockholders collectively own 69% of the issued and outstanding capital stock of Seller.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and the schedules, certificates, exhibits and documents attached hereto or referenced herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                       I.


                                       1.

                           ARTICLE DEFINITIONS ARTICLE

                                  DEFINITIONS

                                       I.

                                       II.

For the purposes of this Agreement, the following terms shall have the following respective meanings:

                                      III.

      "Acquired Assets" has the meaning set forth in Section 2.1(b) hereof.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Agreement" has the meaning set forth in the preamble hereof.

      "Allocation" has the meaning set forth in Section 7.1 hereof.

      "Assumed Liabilities" has the meaning set forth in Section 2.2 hereof.

      "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use such Best Efforts under this Agreement does not require the Person subject to that obligation to take actions (i) that would result in a materially adverse change in the benefits to such Person under this Agreement and the Related Agreements and the transactions contemplated hereby and thereby or (ii) that would require a substantial expenditure which was disproportionate to the benefit to be obtained.

      "Bill of Sale" means the duly executed bill of sale and assignment and assumption agreement, by and between Seller and Buyer, that each shall deliver effecting the sale, assignment, transfer, conveyance and delivery of the Acquired Assets.

      "Business" has the meaning set forth in the preamble hereof.

      "Buyer" has the meaning set forth in the preamble hereof.

      "Buyer Indemnified Parties" has the meaning set forth in Section 9.2 hereof.

      "Cash Consideration" has the meaning set forth in Section 2.4 hereof.


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

      "Closing" means the closing of the transactions contemplated by this Agreement set forth in Section 2.5 hereof.

      "Closing Date" has the meaning set forth in Section 2.5 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Competing Business" has the meaning set forth in Section 7.2 hereof.

      "Confidentiality Agreement" has the meaning set forth in Section 7.3 hereof.

      "Contracts" has the meaning set forth in Section 2.1(b)(i) hereof.

      "Co-President's Certificate" has the meaning set forth in Section 2.6(c) hereof.

      "DGCL" means the Delaware General Corporation Law, as amended.

      "Domain Names" include the Uniform Resource Locators "IndustryInsite.com", "BranchOut.com" and "OnTheJob.com".

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excluded Assets" has the meaning set forth in Section 2.1(d) hereof.

      "Excluded Liabilities" has the meaning set forth in Section 2.3 hereof.

      "Globix Agreements" means (i) the Co-Location Service Agreement executed on June 10, 1999, by and between Globix Corporation and Seller and (ii) the Master Rental Agreement executed on June 17, 1999, by and between Globix Corporation and Seller.

      "Governmental Entity" has the meaning set forth in Section 4.3 hereof.

      "Indemnified Party" has the meaning set forth in Section 9.5 hereof.

      "Indemnifying Party" has the meaning set forth in Section 9.5 hereof.


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

      "Intellectual Property" has the meaning set forth in Section 2.1(b)(vii) hereof.

      "Legal Requirement" means all applicable laws, statutes, ordinances, judgments, orders, rules, regulations or requirements.

      "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Losses" has the meaning set forth in Section 9.2 hereof.

      "Member Networks" has the meaning set forth in Section 2.1(b)(v) hereof.

      "Member Profiles" has the meaning set forth in Section 2.1(b)(ii) hereof.

      "Permits" has the meaning set forth in Section 2.1(b)(x) hereof.

      "Person" means and includes any natural person, firm, individual, partnership, joint venture, company, limited liability company, corporation, business trust, trust, association, unincorporated organization or a Governmental Entity.

      "Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by either Seller or any ERISA Affiliate for the benefit of any employee or terminated employee of either Seller or any ERISA Affiliate, whether formal or informal.

      "Promissory Note" has the meaning set forth in Section 2.4 hereof.

      "Proprietary Software" has the meaning set forth in Section 2.1(b)(iv) hereof.

      "Purchase Price" has the meaning set forth in Section 2.4 hereof.

      "Records" has the meaning set forth in Section 3.1(b) hereof.

      "Related Agreements" means the Bill of Sale and the following duly executed, and where appropriate, notarized, good and sufficient agreements and instruments required to be executed or delivered pursuant to this Agreement (i) the Sublease Agreement, (ii) the Instrument of Domain Names Assignment, dated as of the date hereof, by and between Buyer and Seller, (iii) the Trademarks Assignment, dated as of the date hereof, by and between Buyer and Seller, (iv) the Network Solutions, Inc. Registrant Name Change Agreements, dated as of the date hereof, executed by Seller and acknowledged by Buyer, (v) each of the Contracts assignments executed by Seller and acknowledged by the other party to the contract and (vi) the Website Terms of Service Assignment.

      "Restraints" has the meaning set forth in Section 8.1(b) hereof.

      "Seller" has the meaning set forth in the preamble hereof.

      "Seller Disclosure Schedule" means the disclosure schedule delivered by Seller to Buyer at the Closing.

      "Seller Indemnified Parties" has the meaning set forth in Section 9.3 hereof.

      "Stockholder" has the meaning set forth in the preamble hereof.

      "Stockholder Approval" has the meaning set forth in Section 2.6(c) hereof.

      "Sublease Agreement" means the Sublease and Assumption Agreement, dated as of the date hereof, by and between Buyer and Seller.

      "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      "Survival Period" has the meaning set forth in Section 9.1 hereof.

      "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes or charges, including customs duties, fees, penalties or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such taxes.

      "Tax Return" has the meaning set forth in Section 4.10 hereof.

      "Trademarks" include "IndustryInsite", "JobFlash" and "BranchOut".

      "Transitional Services Period" has the meaning set forth in Section 7.5 hereof.

      "Website Terms of Service Assignment" means the Website Terms of Service Assignment, dated as of the date hereof, by and between Buyer and Seller.

                                    1 ARTICLE

                      PURCHASE AND SALE OF ACQUIRED ASSETS

1.1 SECTION Purchase and Sale .

(a) Assets. In reliance on the representations, warranties, covenants and agreements set forth in this Agreement and subject to paragraphs (d) and (e) of this Section 2.1 and to the other terms and conditions of this Agreement and the Related Agreements, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, in each case free and clear of all Liens, all of Seller's right, title and interest in and to all of the Acquired Assets.

(b)

(c) Subject to Section 2.1(d), the term "Acquired Assets" means all of Sellers right, title and interest in and to all of the properties, contracts, rights and other assets (of every kind, nature, character and description, whether tangible or intangible, whether accrued, contingent or otherwise, wherever situated and currently existing) that are exclusively related to the Business as described in this Section 2.1(b) and as set forth on each of the Seller Disclosure Schedules that collectively constitute Schedule 2.1(b) of the Seller Disclosure Schedule:


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

(d)

(i) all rights and incidents of ownership of Seller in, to and under the contracts, agreements, arrangements (whether set forth in a written instrument or pursuant to an oral understanding), licenses and sublicenses exclusively related to the Intellectual Property and the Business (collectively, the "Contracts") set forth on Schedule 2.1(b)(i) of the Seller Disclosure Schedule;

(ii)

(iii) all member profiles of persons who have registered to become members of IndustryInsite.com (providing information that may include e-mail address, name, primary industry, primary job function, years of working experience and metro area, current company, past companies, titles, employment dates, job responsibilities, college name and year of graduation, program of study and personal interests) (collectively, the "Member Profiles"), subject to any privacy policy posted on IndustryInsite.com at the time such Member Profile was first collected by Seller or the privacy rights, if any, of such registered member under current applicable law;

(iv)

(v) the graphical user interface of the pages contained at the Uniform Resource Locator "IndustryInsite.com";

(vi)

(vii) all proprietary software used in the functioning of the IndustryInsite.com Website owned by Seller (including software that enables the member search tools feature, common-bond mapping feature, private e-mailing feature, members online feature, mentorship services feature, contact lists feature, e-mail newsletters feature, member newsletters feature, data e-mails feature, personalized, industry specific news feature, career research feature, job placement services feature and administrative tools feature) (collectively, the "Proprietary Software") including the Proprietary Software set forth on Schedule 2.1(b)(iv) of the Seller Disclosure Schedule;

(viii)

(ix) member networks (including networks based on industries, job functions, current and past companies, colleges, graduate schools, high schools, fraternities/sororities and military experience) (collectively, the "Member Networks");

(x)

(xi) all prepaid expenses relating exclusively to the Business;

(xii)

(xiii) any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (a) set forth on Schedule 2.1(b)(vii)(a) of the Seller Disclosure Schedule is a list of all patents and applications therefor, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), inventions disclosures and improvements, all trade secrets, confidential business information (including ideas, research and development, know how, compositions, designs, specifications, pricing and cost information and business and market plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications, processes, designs and technology; (c) all works of authorship, "moral rights", copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications therefor; (d) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the good will of the business symbolized by the names and the marks (including the "Trademarks"); (e) all rights to use computer software including all source code (including custom, hard copy and soft copy, as well as all data and related documents, object code, databases, passwords, encryption technology, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (f) all e-mail, Uniform Resource Locators, World Wide Website addresses and Domain Names related to the business; (g) any similar, corresponding or equivalent rights to any of the foregoing; (h) all documentation related to any of the foregoing; and (i) all goodwill associated with any of the foregoing ((a) through (g) above, collectively, the "Intellectual Property"), in each case, owned, used or licensed by Seller that are exclusively related to the Business, including the Intellectual Property set forth on Schedule 2.1(b)(vii) of the Seller Disclosure Schedule;

(xiv)

(xv) all works in progress relating to Intellectual Property in development, in each case, owned, used or licensed by Seller or being developed by or on behalf of Seller that are exclusively related to the Business;

(xvi)

(xvii) all works in progress relating to Proprietary Software in development owned by Seller that are exclusively related to the Business;

(xviii)

(xix) all of Seller's permits, licenses, approvals, consents and authorizations by any Governmental Entity (collectively, "Permits"), that are primarily used or held for use in the Business or related to the Acquired Assets;

(xx)

(xxi) subject to Section 3.1 hereof, all of Seller's books, records and other documents and information relating exclusively to the Business or the Acquired Assets, including all passwords, resets, encryption technology, archives, log files, quality records, engineering designs, software agreements and software configurations;

(xxii)

(xxiii) subject to Section 3.1 hereof, all of Seller's files, indices, market research studies, surveys, reports, analyses, compilations, forecasts, projections, complaint logs, presentations, Website terms and conditions of use and privacy policies and similar information relating exclusively to the Business or the Acquired Assets;

(xxiv)

(xxv) the goodwill of the Business in or arising from the Acquired Assets;

(xxvi)

(xxvii) all sales data, brochures, catalogues, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media relating exclusively to the Business or the Acquired Assets; and

(xxviii)

(xxix) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of Seller and relating exclusively to, arising exclusively out of, or resulting exclusively from the Business, the Acquired Assets or the Assumed Liabilities; provided, however, Seller shall have such rights as they relate exclusively to, arise exclusively out of or result exclusively from the Excluded Assets or the Excluded Liabilities.

(xxx)

(e) Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Acquired Assets shall be effected by the execution and delivery by Seller and Buyer of the Bill of Sale substantially in the form attached as Exhibit A hereto.

(f)

(i) Excluded Assets. Notwithstanding anything contained in paragraph (b) of this
Section 2.1 to the contrary, the Acquired Assets shall not include any of the following (the "Excluded Assets"): all rights that accrue or will accrue to Seller under this Agreement or the Related Agreements; (ii) all cash and cash equivalents; (iii) Seller's accounting systems and non-proprietary software;
(iv) Seller's accounts receivable; (v) Seller's machinery, equipment, tooling, furniture, fixtures, vehicles and office supplies; (vi) Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of Seller as a corporation; (vii) Seller's computer hardware; (viii) all contracts and other assets set forth on
Schedule 2.1(d) of the Seller Disclosure Schedule; (ix) the intellectual property and other assets relating exclusively to Seller's product named "ReviewMe"; and (x) the trademark "Brainstorm Interactive".

(ii)

(g) Nonassignability. Anything contained in this Agreement or any Related Agreement to the contrary notwithstanding, unless otherwise waived in a written instrument by an authorized representative of Buyer neither this Agreement nor any Related Agreement shall constitute an assignment, transfer, sublicense or sublease of, or an agreement to assign, transfer, sublicense or sublease, any right, title or interest in, to or under any, contract, agreement, arrangement (whether set forth in a written instrument or pursuant to an oral understanding), license or sublicense, or any claim or right to any benefit arising thereunder or resulting therefrom, if an attempted assignment, transfer, sublicense or sublease thereof, without the consent or waiver of a third party thereto including a Governmental Entity, would constitute a breach thereof or a violation of any Legal Requirement, or in any way adversely affect the rights of Buyer or Seller hereunder or thereunder, unless and until such consent or waiver has been duly obtained and delivered to Buyer or such assignment, transfer, sublicense or sublease has otherwise become lawful.

(h)

1.2 SECTION Assumed Liabilities . In reliance on the representations, warranties, covenants and agreements set forth in this Agreement and subject to the terms of this Agreement, at the Closing, and concurrently with the purchase described in Section 2.1 hereof, Buyer shall assume and be responsible for, and hereby agrees to pay, honor, discharge or perform in due course and upon presentment, the following liabilities and obligations of Seller in connection with the Business (the "Assumed Liabilities"):

1.3

(a) All liabilities and obligations of Seller arising after the Closing Date under any Contracts assigned to Buyer pursuant to Section 2.1(b)(i) that are specifically set forth in Schedule 2.1(b)(i) of the Seller Disclosure Schedule and not excluded by Seller on Schedule 2.1(d) of the Seller Disclosure Schedule;

(b)

(c) All liabilities and obligations of Seller after the Closing Date under the Sublease Agreement, including the requirement to pay any Fees (as such term is defined in the Sublease Agreement) required to be paid pursuant to the terms of the Sublease Agreement, only for the term of the Sublease Agreement and any extension or renewal thereof; and

(d)

(e) All liabilities and obligations relating exclusively to the Business after the Closing Date relating exclusively to, arising exclusively out of or resulting exclusively from the ownership, operation and management by Buyer, subject to Section 7.5 hereof and Section 7.7 hereof, of the Business and/or the Acquired Assets during the period after the Closing Date.

(f)

1.4 SECTION Excluded Liabilities . Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume and shall be deemed not to have assumed and be responsible for, and Seller shall be solely and exclusively liable and responsible for all debts, obligations, contracts or liabilities which are not Assumed Liabilities (the "Excluded Liabilities"), including the following illustrative examples:

1.5

(a) All liabilities and obligations incurred in connection with or related to the Excluded Assets;

(b)

(c) All liabilities and obligations for Taxes of Seller and Seller's
Stockholders;

(d)

(e) All liabilities and obligations whatsoever to any current or former employee, consultant, independent contractor or temporary worker, of Seller, including without limitation, any liability or obligation that arises under any Plan, or any other employee benefit arrangement or policy, or under applicable law;

(f)

(g) All attorneys', accountants', brokers' or finder's fees or other costs or expenses of Seller incurred in connection with this Agreement and any Related Agreement or the transactions contemplated hereby or thereby;

(h)

(i) All liabilities, obligations and costs arising out of or relating to any product liability claim, action, demand, suit or proceeding against Seller or any of its Affiliates relating to, arising out of, or resulting from the ownership, operation or management of, or services performed by or on behalf of Seller relating exclusively to, arising exclusively out of, or resulting exclusively from the Business, in each case, on or prior to the Closing Date, whether a claim therefor is asserted before, on or after the Closing Date, and whether or not the claim is an indemnification claim by a licensor or other party to a contract against Buyer or its Affiliates as as-signee of Seller under a Contract, including liabilities, obligations and costs arising out of or relating to any misappropriation of membership information, violation of the IndustryInsite.com Website terms and conditions of use and privacy policies or infringement claims relating to Intellectual Property or Proprietary Software;

(j) All liabilities accrued on or prior to the Closing Date and current (up and until the day after the Closing Date) liabilities and accounts payable of the Business, in each case, even if payable after the Closing Date; and

(k)

(l) All liabilities and obligations of Seller arising on or before the Closing Date and required to be performed on or prior to the Closing Date even if such liabilities and obligations are payable after the Closing Date under any Contracts (including, without limitation, all shared revenue payment obligations of Seller accrued under any Contracts on or prior to the Closing Date even if payable after the Closing Date).

(m)

1.6 SECTION Purchase Price . The purchase price (the "Purchase Price") for the Acquired Assets shall consist of an aggregate of $1,000,000, as follows: (a) $650,000 (the "Cash Consideration") payable to Seller on the Closing Date by certified check or wire transfer in immediately available funds pursuant to written instructions provided by an authorized representative of Seller at least one (1) business day prior to Closing and (b) issuing, executing and delivering to Seller on the Closing Date a promissory note in the principal amount of $350,000 having the terms and subject to the conditions contained therein, substantially in the form of Exhibit B hereto (the "Promissory Note").

1.7

1.8 SECTION Closing . Subject to the terms and conditions of this Agreement, including the satisfaction or waiver of all conditions as set forth in Article VIII the "Closing" of the purchase and sale of the Acquired Assets shall take place at a mutually agreed upon time, date and location for the Closing; provided that the parties may elect to have the Closing be conducted through a facsimile exchange of documents and signature pages. The date and time of such Closing shall be referred to herein as the "Closing Date."

1.9

1.10 SECTION Deliveries by Seller . At the Closing, Seller shall deliver or cause to be delivered to Buyer (unless delivered previously) the following:

1.11

(a) an executed copy of this Agreement and the Related Agreements and the Seller Disclosure Schedules;

(b)

(c) a certificate executed by the Co-President of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2 hereof, substantially in the form attached as Exhibit C hereto;

(d) a copy of the action by written consent of the stockholders of Seller pursuant to Section 228(a) of the DGCL authorizing and approving (i) the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer in compliance with Section 271 of the DGCL and (ii) the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (the "Stockholder Approval"), certified as true, complete and correct on the Closing Date in a written instrument executed by the Co-President of Seller, substantially in the form of Exhibit D hereto (the "Co-President's Certificate");

(e)

(f) a copy of the unanimous written consent of the Board of Directors of Seller pursuant to Section 141(f) of the DGCL authorizing and approving (i) the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer in compliance with Section 271 of the DGCL and (ii) the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, certified as true, complete and correct on the Closing Date under the Co-President's Certificate;

(g)

(h) a copy of the Certificate of Incorporation of Seller dated as of a date within three (3) business days of the Closing Date, certified under the Co-President's Certificate as not having been amended, and no document with respect to an amendment to it having been filed in the office of the Secretary of State of the State of Delaware since the respective date thereof and no action having been taken by Seller in contemplation of any such amendment or the dissolution, merger or consolidation of Seller other than the transactions contemplated by this Agreement and the Related Agreements;

(i)

(j) a copy of the Long-Form Good Standing Certificate of Seller dated as of the business day immediately prior to the Closing Date from the Secretary of State of the State of Delaware accompanied by a Bring-Down Good Standing Certificate of Seller dated as of the Closing Date from the Secretary of State of the State of Delaware, in each case, certified as true, complete and correct on the date set forth thereon under the Co-President's Certificate;

(k)

(l) an executed acknowledgment of the sublease of the Globix Agreements;

(m)

(n) IndustryInsite Manual for the stored procedures and IndustryInsite ER/schema/data dictionary diagrams for the database; and

(o) all other documents, instruments and writings necessary to consummate the transactions contemplated hereby or expressly required to be delivered by Seller at or prior to the Closing pursuant to this Agreement and the Related Agreements.

(p)

1.12 SECTION Deliveries by Buyer . At the Closing, Buyer shall deliver or cause to be delivered to Seller (unless delivered previously) the following:

1.13

(a) the Cash Consideration;

(b)

(c) the executed and acknowledged Promissory Note;

(d)

(e) an executed copy of this Agreement and the Related Agreements (as applicable);

(f)

(g) a certificate executed by the Chief Executive Officer or the Chief Financial Officer of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions set forth in Sections 8.1(b) and 8.3 hereof, substantially in the form attached as Exhibit E hereto;

(h)

(i) an executed copy of the Globix Corporation Acceptable Use Policy; and

(j)

(k) all other documents, instruments and writings necessary to consummate the transactions contemplated hereby or expressly required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement and the Related Agreements.

(l)

                        1 ARTICLE RELATED MATTERS ARTICLE

                                1 RELATED MATTERS

1.1 SECTION Books and Records of the Business .

(a) Seller agrees to deliver to Buyer or make available to Buyer, at or as soon as practicable after the Closing, as requested by Buyer, (i) all books and records of Seller to the extent such books and records relate exclusively to the Business and (ii) a copy of that portion of all other books and records that relate exclusively to the Business (in the case of each of (i) and (ii) above, including correspondence, memoranda and the like). Notwithstanding the foregoing and except as otherwise provided in Section 2.1(b) hereof, Seller shall not be obligated to provide (i) any books and records that relate exclusively to, or
(ii) any distinct portion of any books and records that relate exclusively to, Seller as a whole or any businesses, divisions or Subsidiaries of Seller other than the Business.

(b)

(c) For a period of three (3) years following the Closing Date, or for such longer period as may be required to satisfy applicable laws, regulations or agreements, (i) Seller shall retain all books and records relating to the Business that are integrated or non-separable from the books and records related to any businesses, divisions or Subsidiaries of Seller other than the Business and (ii) Buyer shall retain all other books and records of the Business, including all other such books and records of the Business required to be retained pursuant to obligations imposed by any contract, statute, rule or regulation (such books and records of the Business collectively, the "Records").

(d)

(e) For a period of three (3) years following the Closing Date, or for such longer periods as may be required to satisfy applicable laws, regulations or agreements, or record retention requirements of Governmental Entities, (i) each party hereto shall provide to duly authorized representatives of the other party and their Affiliates who wish to review any Records for bona fide business reasons reasonable access, during regular business hours, to (A) employees of such party, if any, who are familiar with such Records and who can assist such representatives of such other party, at such other party's own expense, in locating, explaining or otherwise reviewing such Records and (B) use of such party's copying facilities, clerical services and telephone in a reasonable manner at such other party's own expense and

(ii) neither Seller nor Buyer shall dispose of or destroy any Records within such period without written permission of the other party.

(f)

(g)

           2 ARTICLE REPRESENTATIONS AND WARRANTIES OF SELLER ARTICLE

                   1 REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Buyer:

1.1 SECTION Organization and Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as it is now being conducted and proposed to be conducted and to own, license, lease and operate all of the Acquired Assets owned, licensed, leased or operated by it. Seller is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the Acquired Assets owned, licensed, leased or operated by it or the nature of the Business makes such qualification or licensing necessary. Seller is not a participant in any joint venture or partnership with any other Person or party with respect to any Acquired Assets.

1.2

1.3 SECTION Authorization and Enforcement . Seller has full power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. This Agreement is, and each of the Related Agreements to be executed and delivered by Seller pursuant hereto will be, when executed and delivered by Seller (in each case assuming due authorization, execution and delivery thereof by Buyer and each of the Stockholders, as applicable), a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the availability of equitable remedies. The (i) the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer and (ii) the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors of Seller. The (i) the sale, assignment, transfer, conveyance and delivery of the Acquired Assets to Buyer and (ii) the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the stockholders of Seller pursuant to the Stockholder Approval. No other corporate or stockholder action is necessary to authorize the execution, delivery or performance of this Agreement and the Related Agreements.

1.1 SECTION No Violation or Conflict by Seller and Approvals.

1.2

(a) Neither the execution, delivery or performance of this Agreement or the Related Agreements by Seller, nor the consummation of the transactions contemplated hereby or thereby by Seller, will (i) violate any provisions of the certificate of incorporation, by-laws or other governing documents of Seller,
(ii) result in (with or without the giving of notice or lapse of time or both) a violation or breach of, conflict with, loss of a material benefit under or result in the creation of a Lien upon, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, letter of credit, other evidence of indebtedness, guarantee, license, lease, agreement or Contract or other instrument or obligation to which Seller is a party or by which any of the Acquired Assets may be bound or affected or (iii) violate any order, injunction, judgment, decree, statute, rule or regulation of any foreign, United States, state or local governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory authority or agency (a "Governmental Entity") to which Seller is a party or by which any of the Acquired Assets may be bound or affected.

(a) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the Related Agreements by Seller.

1.1 SECTION Title; Properties and Acquired Assets Necessary for Conduct of Business. The Acquired Assets used in the Business are set forth on each of the Seller Disclosure Schedules that collectively constitute Schedule 2.1(b) of the Seller Disclosure Schedule. Other than the Excluded Assets, the Acquired Assets include all properties and assets necessary to permit the Business to be conducted as currently conducted. Other than the Excluded Assets, all of the assets used exclusively in the conduct of the Business are included in the Acquired Assets. Seller owns, or otherwise has a valid interest providing sufficient and legally enforceable rights to use, all of the Acquired Assets free and clear of all Liens.

1.1 SECTION Contracts. Schedule 2.1(b)(i) of the Seller Disclosure Schedule includes a complete and correct list of all Contracts, including all amendments thereto. True and complete copies of the Contracts and all written amendments thereto have been provided to Buyer. Seller is not a party to or bound by any oral Contracts. Except as set forth in any Contract listed, or as otherwise set forth, in Schedule 2.1(b)(i) of the Seller Disclosure Schedule, each such Contract is in full force and effect and enforceable against the parties to each such Contract in accordance with their respective terms, and none of Seller, nor any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by Seller or any other party thereto.

1.1 SECTION Proprietary Software and Intellectual Property. Schedule 2.1(b)(iv),
Schedule 2.1(b)(vii)(a) and Schedule 2.1(b)(vii) of the Seller Disclosure Schedule contain a complete and correct list of all Proprietary Software and Intellectual Property. The foregoing, together with the rights of enforcement for both known and unknown past infringement, and licenses thereof and thereto, is a complete and correct list of all Proprietary Software and Intellectual Property that is being used to conduct the Business as it is now conducted. Seller owns, or is licensed or otherwise possesses legally enforceable rights to use the Proprietary Software and Intellectual Property, including all required computer software licenses. As of the date of this Agreement, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending by any Governmental Entity with respect to the Proprietary Software and Intellectual Property. If applicable, each item of Proprietary Software and Intellectual Property has been used with the authorization of every other claimant thereto and to the knowledge of Seller, the execution, delivery and performance of this Agreement or the Related Agreements will not impair such use by Buyer. As of the date of this Agreement, Seller has not to its knowledge interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party with respect to the Proprietary Software and Intellectual Property, and Seller has not received any charge, complaint, claim, demand or notice of any such interference, infringement, misappropriation or violation (including any claim that Seller must refrain from using any intellectual property rights of any third party) with respect to the Proprietary Software and Intellectual Property. As of the date of this Agreement, to the knowledge of Seller after a reasonable investigation, no third party has interfered with, infringed upon or misappropriated or otherwise come into conflict with any Proprietary Software and Intellectual Property rights of Seller. As of the date of this Agreement, there are no pending claims, including litigation, arbitration, opposition proceedings, petitions to cancel, interferences, administrative proceedings, demand letters, cease and desist letters, or other demands, challenges or disputes of any nature, challenging, impacting or involving the Proprietary Software and Intellectual Property rights of Seller. The Proprietary Software and Intellectual Property: (a) does not infringe, or constitute an infringement or misappropriation of any person's or entity's patent right to the knowledge of Seller (to the knowledge of Seller only refers to patent right), design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or other present or future intellectual property right of any type, wherever in the world enjoyable or other similar rights of any third party; (b) is not libelous, an invasion of privacy, obscene or does not otherwise violate any law or right of any person or entity; or (c) will not with respect to Proprietary Software, due to the Year 2000 century date change: (i) have any operational impediments; (ii) malfunction; (iii) cease to perform; (iv) generate incorrect or ambiguous data or results with respect to leap years, same-century and multi-century formulas, functions, and data; or (v) produce incorrect or ambiguous results with respect to leap years, same-century and multi-century formulas, functions, data values and date-data interfaces. Any Proprietary Software delivered to Buyer does not contain any (i) back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically, with the passage of time or under the positive control of Seller or (ii) any virus, Trojan horse, worm, or other software routine or hardware component designed to permit unauthorized access, to disable, erase, modify or otherwise harm any software, hardware or data or to perform any other such actions. As of January 7, 2000, Seller represents that there were 63,009 Member Profiles of IndustryInsite.com.

1.1 SECTION Litigation. As of the date of this Agreement, there is no claim, action or proceeding pending or to the knowledge of Seller, threatened by or against Seller, that names Seller as a party, or, is otherwise by or before any Governmental Entity with respect to the Acquired Assets or the Business or that challenges the ability of Seller to perform its obligations under this Agreement or under the Related Agreements or to convey to Buyer good, valid and marketable title to the Acquired Assets. There is no outstanding order, judgment, injunction, award or decree of any Governmental Entity or any settlement agreement that names Seller as a party or is binding upon Seller with respect to the Acquired Assets which affects the ownership, use or operation of the Business or the Acquired Assets.

1.1 SECTION Compliance with Applicable Law. Seller is in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Entity applicable to the Business or the Acquired Assets. All Permits required to conduct the Business have been obtained, are in full force and effect and are being complied with in all respects.

1.1 SECTION Non-Competition. Seller is not a party to any non-competition agreement or any other agreement, contract, arrangement or understanding that restricts the ability of Seller to compete in any business or market (including, without limitation, product, service and geographic markets).

(a) SECTION Taxes. Seller has duly and timely filed all returns, reports, information returns or other documents (including any related or supporting information) ("Tax Returns") required to be filed with any taxing authority with respect to Taxes on or before the Closing Date, and all such Tax Returns are true, complete and correct in all material respects and Seller has timely paid any and all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any Governmental Entity, including Taxes for all periods ending on the date hereof, regardless of whether due or claimed to be due from it by any taxing authority, (b) there are no claims (including any claim as defined in the Code or any similar encumbrances for Taxes) upon the Acquired Assets except for statutory liens for current Taxes not yet due for which adequate reserves have been established if required pursuant to United States generally accepted accounting principles and (c) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller and no such audit or proceeding is threatened.

1.1 SECTION Disclosure. This Agreement and the Related Agreements to be furnished on the Closing Date to Buyer by or on behalf of Seller pursuant hereto, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

1.1 SECTION Member Profiles . Seller has not collected any personally identifiable information from any user, via IndustryInsite.com, which is included in the Member Profiles, whom Seller knew or reasonably should have known was, at the time of collection, under the age of thirteen.

1.1 SECTION E-mail Messages . Seller has not in connection with IndustryInsite.com: (i) sent e-mail messages not explicitly requested by the recipient to individual e-mail accounts or copies of a single message to many e-mail accounts, including, but not limited to, bulk commercial advertising or informational announcements (i.e., mailbombing, other than to registered members of IndustryInsite in compliance with the IndustryInsite.com Website terms and conditions of use and privacy policies and the Globix Sublease), (ii) continued to send e-mail messages to a recipient that has indicated that he/she does not wish to receive them; or (iii) sent e-mail with forged TCP/IP packet header information.

1.1 SECTION Certain Fees . Neither Seller nor any of its Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

                                    1 ARTICLE

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder represents and warrants, jointly and severally, to Buyer as follows: SECTION Individual Capacity . Each Stockholder has all requisite legal capacity to enter into this Agreement and the Related Agreements and to perform all of the obligations required to be performed by each Stockholder hereunder and thereunder.

1.1 SECTION No Violation or Conflict by Stockholders and Approvals .

1.2

(a) Neither the execution, delivery or performance of this Agreement or the Related Agreements by any Stockholder in his capacity as such nor the compliance by any Stockholder in his capacity as such with any of the provisions hereof or thereof will (i) result in (with or without the giving of notice or lapse of time or both) a violation or breach of, conflict with, loss of a material benefit under or result in the creation of a Lien upon, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Contract to which Seller is a party or by which any of the Acquired Assets may be bound or affected or (ii) violate any order, injunction, judgment, decree, statute, rule or regulation of any Governmental Entity to which Seller is a party or by which any of the Acquired Assets may be bound or affected.

(a) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the Related Agreements by any Stockholder in his capacity as such.

1.1 SECTION Certain Fees . No Stockholder has employed any financial advisor or incurred any liability for financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

1.1 SECTION Non-competition. Neither Stockholder is a party to any non-competition agreement or any other agreement, contract, arrangement or understanding that restricts the ability of Seller to compete in any business or market (including, without limitation, product, service and geographic markets).

1.2

            1 ARTICLE REPRESENTATIONS AND WARRANTIES OF BUYER ARTICLE

                   1 REPRESENTATIONS AND WARRANTIES OF BUYER

      The Buyer represents and warrants to Seller as follows:

1.1 SECTION Corporate Organization; Authority and Enforcement .

1.2

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Related Agreements and the Promissory Note and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Related Agreements and the Promissory Note by Buyer and the performance by Buyer of its respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of Buyer and no other corporate or stockholder action on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement, the Related Agreements and the Promissory Note. This Agreement is, and each of the Related Agreements and the Promissory Note to be executed and delivered by Buyer pursuant hereto will be, when executed and delivered by Buyer (in each case assuming due authorization, execution and delivery by Seller and each of the Stockholders, as applicable) a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the availability of equitable remedies.

1.1 SECTION No Violation or Conflict by Buyer and Approvals.

1.2

(a) Neither the execution, delivery or performance of this Agreement, the Related Agreements or the Promissory Note by Buyer, nor the consummation of the transactions contemplated hereby or thereby by Buyer, will (i) violate any provisions of the certificate of incorporation, by-laws or other governing documents of Buyer, (ii) result in (with or without the giving of notice or lapse of time or both) a violation or breach of, conflict with, loss of a material benefit under or result in the creation of a Lien upon, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, letter of credit, other evidence of indebtedness, guarantee, license, lease, agreement or contract or other instrument or obligation to which Buyer is a party or (iii) violate any order, injunction, judgment, decree, statute, rule or regulation of any Governmental Entity to which Buyer is a party.

(a) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, the Related Agreements or the Promissory Note by Buyer.

1.1 SECTION Litigation . As of the date of this Agreement, there is no claim, action or proceeding pending or, to the knowledge of Buyer, threatened against Buyer that challenges the validity of this Agreement, the Related Agreements or the Promissory Note or the ability of Buyer to perform its obligations hereunder or thereunder, by or before any Governmental Entity.

1.1 SECTION Certain Fees . Neither Buyer nor any of its Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby; except for arrangements with Greenhill & Co. LLC which shall be satisfied by Buyer.

1.1 SECTION Disclosure . This Agreement, the Related Agreements and the Promissory Note to be furnished on the Closing Date to Seller by or on behalf of Buyer pursuant hereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

                           1 ARTICLE COVENANTS ARTICLE

                                  1 COVENANTS

1.1 SECTION Allocation of Purchase Price . Buyer and Seller shall agree to the allocation of the Purchase Price and the Assumed Liabilities (other than contingent liabilities) among the Acquired Assets to be purchased hereunder (the "Allocation"), which Allocation shall be mutually agreed upon by Buyer and Seller as soon as practicable after the Closing Date. The Allocation shall be made in accordance with Section 1060 of the Code and applicable Treasury Regulations. Each of Seller and Buyer shall (a) be bound by the Allocation for purposes of determining any Taxes, (b) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation and (c) take no position, and cause its Affiliates to take no position, inconsistent with the Allocation on any applicable Tax Return, in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto in writing concerning resolution of the dispute. For purposes of the Allocation, the Parties hereto agree that $15,000 of the Purchase Price shall be allocated to the agreement not to compete or solicit described below in Section 7.2 hereof, $7,500 of which shall be paid to Seller in consideration for such agreement and $7,500 of which shall be treated as paid to the Stockholders in consideration for such agreement who in turn shall be treated as contributing such funds to Seller.

1.1 SECTION Agreement Not to Compete or Solicit . In order to assure Buyer the complete benefit of the ownership of the Acquired Assets and the Business, Seller and each Stockholder, without further consideration or remuneration, covenant that, for a period of three (3) full years after the Closing Date, neither Seller any of its Affiliates, nor any Stockholder shall: (i) engage in a business similar to that of the Business as of the date of this Agreement (a "Competing Business"), anywhere in the world whether such engagement shall be as owner, partner, agent, consultant, advisor or shareholder (except as the holder of not more than 3% of the fully diluted shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotation System or any successor thereto); (ii) solicit the employment of any person while such person is in the employ of Buyer or its Affiliates; (iii) solicit any Person who is a member of IndustryInsite.com at the Closing Date for purposes of offering to such member any service that competes with any service offered by the Business as of the Closing Date; (iv) induce or attempt to induce any individual, business, corporation, firm, partnership or other business entity that is a customer or supplier to Buyer or any distributor or seller of products of Buyer, or that is otherwise a contracting party with Buyer, to terminate or otherwise adversely change or cancel any written or oral agreement with Buyer; or (v) propose, threaten or make public its or their intention to do any of the foregoing. Seller and each Stockholder acknowledge that the periods of restriction, the geographical areas of restriction and the restraints imposed by the provisions of this Section 7.2 are fair and reasonably required for the protection of Buyer. In the event that any of the provisions of this Section 7.2 relating to the geographic areas of restriction or the periods of restriction shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction would deem enforceable in a non-appealable final ruling, the geographic areas and times shall, for the purposes of this Agreement, be deemed to be the maximum areas or time periods which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

1.1 SECTION Nondisclosure of Proprietary Data. Subject to the Confidentiality Agreement, dated October 4, 1999, between Buyer and Seller (the "Confidentiality Agreement"), the terms of which Confidentiality Agreement shall continue in full force and effect after the Closing Date, Seller and each of the Stockholders agree that they shall not, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, without limitation, any Member Profile, list of registered members of IndustryInsite, record or financial or other information constituting a trade secret) concerning the Business that Seller and each of the Stockholders may have learned as a stockholder, officer, director or employee of Seller, unless such information has become generally available and known to the public other than as a result of a prohibited disclosure by Seller or one of the Stockholders or any disclosure of such information may be made by Seller or one of the Stockholders as otherwise required by Legal Requirement in the opinion of counsel; provided that Seller and/or the Stockholders agree to provide reasonable written notice to Buyer in connection with a potential disclosure pursuant to a Legal Requirement and agree to allow Buyer the opportunity to contest such disclosure at Buyer's sole cost and expense and agree to reasonably assist Buyer in such action.

1.1 SECTION Bulk Transfer Laws . Buyer and Seller hereby waive compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Buyer.

1.1 SECTION Seller and Stockholder Cooperation . In order to assure Buyer the complete benefit of the Acquired Assets and the Business, the Seller and each of the Stockholders, without further consideration or remuneration, (a) until the earlier to occur of (i) ninety (90) days from the Closing Date, (ii) the date that Buyer's technology personnel make substantial modifications or changes to the layout or functionality of the IndustryInsite.com Website or (iii) the date that Buyer substantially completes integration of the IndustryInsite.com Website into its existing network (the "Transitional Services Period"), Seller and each of the Stockholders covenant and agree to manage, operate and maintain the IndustryInsite.com Website as it is currently being managed, operated and maintained and agree to cooperate with the management of Buyer on an on-going basis during such period including implementing any non-substantial modifications or changes to the layout or functionality of the IndustryInsite.com Website at the reasonable request of Buyer during such period; the Seller and each of the Stockholders covenant and agree to provide the same level of system administration as is currently being devoted to the IndustryInsite.com Website; the Seller and each of the Stockholders covenant and agree to use their Best Efforts to prevent any unauthorized access, or modification to the IndustryInsite.com Website, database, Member Profiles or Proprietary Software and in the case of any such event, agree to fully cooperate with Buyer to alleviate or fix the situation; the Seller and each of the Stockholders covenant and agree to provide up to five (5) days of orientation and training to employees of or consultants to Buyer on the maintenance, operation, management, updating or modifying of the IndustryInsite.com Website, in among the following areas: (i) IT Staffing, including support of servers and infrastructure; (ii) daily administration of the IndustryInsite.com Website;
(iii) technical programming; and (iv) support of registered members and users and (b) for a period of thirty (30) days from the ending date of the Transitional Services Period, Seller and each of the Stockholders covenant and agree to promptly assist on an ongoing basis, not to exceed ten (10) hours per week, employees of or consultants to Buyer in its integration of the Proprietary Software into Buyer's network and the on-going maintenance of the Proprietary Software subsequent to its integration into Buyer's network, such assistance shall include, among other matters, consultation and advice either on Buyer's premises or through telephone consultation relating to the integration and functionality of the Proprietary Software; Buyer agrees to give reasonable notice, when possible, to Seller's employees and each Stockholder, as the case may be, when requesting such assistance.

1.1 SECTION Prohibition on Distribution of a Portion of the Purchase Price to Stockholders of Seller . Seller and each of the Stockholders covenant and agree that during the Survival Period, Seller shall not distribute, loan, transfer, dividend or effect any redemption or repurchase of capital stock of Seller or set aside or put into escrow for distribution to stockholders of Seller, in one or a series of transactions, $500,000 of the proceeds of the Purchase Price for the stockholders of Seller, including in one or a series of transactions by which goods, services (except for salary and other remuneration payable in the ordinary course of business and consistent with past practice) or other assets are purchased with any such portion of the proceeds of the Purchase Price and such goods, services (except for salary and other remuneration payable in the ordinary course of business and consistent with past practice) or other assets are distributed to the stockholders of Seller; provided, however, that nothing contained herein shall prevent Seller from using the proceeds of the Purchase Price to fund its ongoing business operations and new product developments; provided, further, that in the event there is a change of control transaction by which an entity, not a stockholder of Seller as of the date hereof, acquires subsequent to the Closing Date greater than 50% of Seller's outstanding capital stock in one or a series of transactions, this provision shall terminate and be of no further force or effect assuming that such entity has a net worth of at least $2,500,000 at the time of such proposed transaction(s) and certified financial statements evidencing such are delivered to Buyer prior to the consummation of the transaction(s).

1.1 SECTION Removal of Content . Buyer acknowledges and agrees that Seller shall within five (5) business days of the Closing Date remove only the following from the IndustryInsite.com Website: (a) all content provided by WetFeet.com; (ii) all advertisements provided by 24/7 Media, Inc.; (iii) all content provided by CareerMoasic, a division of Bernard Hodes Advertising; and (iv) all content provided by CareerCentral Corporation. Buyer acknowledges and agrees that Seller shall within five (5) business days delete all references to "Brainstorm", "Brainstorm Interactive", "Brainstorm Interactive, Inc." or any other identifying mark, logo, or name, and at the same time replace such references with "Opus 360 Corporation" or such other identifying mark of Buyer as Buyer's management reasonably requests. Seller covenants and agrees to be for responsible for the payment of all charges and revenue sharing payment obligations accrued, if any, under such contracts even if payable after the Closing Date until the content is removed from the IndustryInsite.com Website. Buyer agrees to cooperate and assist Seller in the removal of the content specified in clauses (i) through (iv) above.

1.1 SECTION Transition Announcement . Seller and each Stockholder agree to cooperate with the management of Buyer in the preparation, drafting and dissemination of a transition announcement, which explains the ownership change; each Stockholder agrees to provide a quotation for attribution which extols the benefits to registered members and users of IndustryInsite.com of the integration of IndustryInsite.com into Buyer's existing suite of technology offerings and encouraging registered members and users of IndustryInsite.com to become registered "Free Agents" on Buyer's FreeAgent.com Website; Seller and each Stockholder acknowledge that this transition announcement may take the form of both a written press release to be disseminated by Buyer and a posting on the home page of IndustryInsite.com.

                     1 ARTICLE CONDITIONS PRECEDENT ARTICLE

                             1 CONDITIONS PRECEDENT

1.1 SECTION Effect the Closing. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Stockholder Approval . The Stockholder Approval shall have been obtained.

(b)

(c) No Injunctions or Restraints . No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect
(i) preventing the consummation of the Closing or (ii) which otherwise is reasonably likely to materially adversely affect the Seller, the Business, the Acquired Assets or the transactions contemplated in this Agreement or the Related Agreements, as applicable; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

1.1 SECTION Conditions to Obligations of Buyer . The obligation of Buyer to effect the Closing is further subject to satisfaction or waiver (in writing by Buyer) of the following conditions:

(a) Representations and Warranties . The representations and warranties of Seller and each Stockholder set forth herein shall be true and correct as of the Closing Date.

(b)

(c) Performance of Obligations of Seller . Seller shall have performed and complied with all of its obligations, agreements and covenants and satisfied all the conditions on its part under this Agreement and the Related Agreements and required to be performed or satisfied by it at or prior to the Closing Date.

(d)

(e) Assignments. Seller shall have completed and executed, and where applicable, obtained notarization of all assignment instruments that may be required to effect the sale, assignment, transfer, conveyance and delivery of the Trademarks, the Domain Names and the Contracts and that may be required in connection with the performance by Seller of its obligations under this Agreement and the Related Agreements.

1.1 SECTION Conditions to Obligations of Seller . The obligation of Seller to effect the Closing is further subject to satisfaction or waiver (in writing by Seller) of the following conditions:

(a) Representations and Warranties . The representations and warranties of Buyer set forth herein shall be true and correct as of the Closing Date.

(b)

(c) Performance of Obligations of Buyer . Buyer shall have performed and complied with all of its obligations, agreements and covenants and satisfied all the conditions on its part under this Agreement and the Related Agreements and required to be performed or satisfied by it at or prior to the Closing Date.

1.1 SECTION Frustration of Closing Conditions . Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3 hereof, as the case may be, to be satisfied if such failure was caused by such party's failure to use Best Efforts to consummate the Closing and the other transactions contemplated by this Agreement.

                   1 ARTICLE SURVIVAL; INDEMNIFICATION ARTICLE

                           SURVIVAL; INDEMNIFICATION

1

1.1 SECTION Survival. Each of the representations and warranties and covenants and agreements made by the parties in this Agreement, including the Seller Disclosure Schedules and Exhibits hereto and the certificates delivered in accordance with Article II hereof (insofar as the Seller Disclosure Schedules, Exhibits and such certificates relate to such representations and warranties and covenants and agreements) and the Related Agreements shall survive the Closing for a period of twelve (12) months (the "Survival Period"), except (a) that as to any representation or warranty or covenant or agreement that references a definitive or calculable period of time for its survival, then in such case the time period so stated or calculable shall govern and (b) as to any representation or warranty or covenant or agreement relating exclusively to Excluded Liabilities in respect of Seller and relating exclusively to Assumed Liabilities in respect of Buyer shall survive indefinitely. If notice of a claim for indemnification pursuant to this Article IX is given prior to the expiration of the Survival Period, such representations and warranties and covenants and agreements shall survive indefinitively only for the purpose of such claim until such claim is finally resolved.

1.1 SECTION Indemnification by Seller. From and after the Closing and subject to the provisions of this Article IX, Seller shall indemnify, defend and hold harmless Buyer, its directors, officers, employees, Affiliates, controlling persons, agents and representatives and their successors and assigns (the "Buyer Indemnified Parties") from and against any and all actions, proceedings, costs, damages, claims and payments whatsoever, including reasonable attorneys' fees (collectively, "Losses") which may be asserted against, resulting to, imposed on, sustained, incurred or suffered by any of the Buyer Indemnified Parties arising out of, relating to or on account of (a) the Excluded Liabilities, (b) any breach of any representation or warranty of Seller made in this Agreement or the Related Agreements, (c) any breach or failure to perform of any covenant or agreement of Seller made in this Agreement or the Related Agreements and (d) any liability of Buyer arising from the non-compliance with applicable bulk sales laws or the Uniform Commercial Code.

1.1 SECTION Indemnification By Buyer . From and after the Closing and subject to the provisions of this Article IX, Buyer shall indemnify and hold harmless Seller, its directors, officers, employees, Affiliates, controlling persons, agents and representatives and their successors and assigns (the "Seller Indemnified Parties") from and against any and all Losses which may be asserted against, resulting to, imposed on, sustained, incurred or suffered by any of the Seller Indemnified Parties arising out of, relating to or on account of (a) the Assumed Liabilities, (b) any breach of any representation or warranty of Buyer made in this Agreement or the Related Agreements and (c) any breach or failure to perform of any covenant or agreement of Buyer made in this Agreement or the Related Agreements.

1.1 SECTION Certain Limitations. Notwithstanding anything to the contrary contained herein, no indemnification shall be available to Indemnified Parties for Losses arising solely in respect of the subject matter of either Section 9.2(b) hereof or Section 9.3(b) hereof until the aggregate amount of such Losses exceeds $50,000 and then to the full extent of such Losses; and in no event shall an Indemnifying Party's indemnification obligations for Losses arising solely in respect of the subject matter of either Section 9.2(b) hereof or
Section 9.3(b) hereof exceed $500,000; provided that a party who prevails in any action or claim other than through this Article IX based on a claim arising solely in respect of the subject matter of Section 9.2(b) hereof, Section 9.3(b) hereof or Article V hereof agrees to be subject to the minimum and maximum thresholds of this Section 9.4 as to any damages awarded in such action or claim or any settlement in respect thereof. All indemnification payments made hereunder shall be treated as an adjustment to the Purchase Price for all Tax purposes.

      SECTION 9.5. Claims Procedure . The following procedure shall govern any claims which may be brought pursuant to the indemnification provisions of this Agreement.

(a) The party seeking indemnification (the "Indemnified Party") shall promptly give written notice to the party against whom indemnification is sought (the "Indemnifying Party") of all claims, whether between the parties or raised by a third party, that could constitute a claim for indemnification. The written notice shall specify to the extent known by the Indemnified Party (a) the factual basis for such claim and (b) the amount of or estimated amount of such claim (which estimate shall not be conclusive of the final amount of such claim); provided, however, that any such failure to give such written notice will not waive any rights of the In-demnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced.

(b)

(c) With respect to claims between the parties, following receipt of notice from the Indemnified Party of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Indemnified Party agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Indemnified Party to substantiate the claim, as well as any other information bearing thereon reasonably requested by the Indemnifying Party. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of the thirty-day period to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full amount of the claim in immediately available funds.

(d)

(e) With respect to any claim by a third party as to which the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party may, and upon request of the Indemnified Party shall, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in connection with such claim or demand and shall promptly pay the fees and disbursements of such counsel with regard thereto. In the event an Indemnifying Party shall retain such counsel, an Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would in the reasonable judgment of the Indemnified Party be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed, subject to the next sentence. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

                             1 ARTICLE MISCELLANEOUS

                            ARTICLE 1 MISCELLANEOUS

1.1 SECTION Further Assurances. From time to time after the Closing Date, at the request of any party hereto and at the expense of such party, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby and by the Related Agreements. The parties understand that this Section 10.1 is in addition to the obligations of the Seller and each of the Stockholders set forth in
Section 7.5 and not a substitute therefore.

1.1 SECTION Notices . All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission or (c) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by written notice given hereunder):

      If to Buyer, to:

              Opus360 Corporation
              Attention: Ari Horowitz, Chief Executive Officer
              733 Third Avenue, 17th Floor
              New York, New York 10017
              Fax: (212) 599-8481

      with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              Attention: Thomas H. Kennedy, Esquire
              919 Third Avenue
              New York, New York 10022
              Fax: (212) 735-2000

      If to Seller, to:

              Brainstorm Interactive, Inc.
              Attention: David Ronick
              150 Fifth Avenue
              Suite 215
              New York, New York 10011
              Fax: (212) 202-5492

      with a copy to:

              Orrick, Herrington & Sutcliffe LLP
              Attention: Elaine F. Stein, Esquire
              666 Fifth Avenue
              New York, New York 10103
              Fax: (212) 506-5151

All such notices, requests, demands, waivers and other communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error.

1.1 SECTION Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

1.1 SECTION Assignment; Binding Effect . Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto, except that Buyer may assign any or all of its rights hereunder to an Affiliate of Buyer or to a Subsidiary of Buyer. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

1.1 SECTION Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller (and as to each Stockholder to the extent such amendment addresses a provision of this Agreement that materially affects such Stockholder), or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

1.1 SECTION No Third Party Beneficiaries . This Agreement is solely for the benefit of Seller and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

1.1 SECTION Interpretation. When a reference is made in this Agreement to Articles or Sections, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

1.1 SECTION Entire Agreement. This Agreement, together with the Seller Disclosure Schedules and the Exhibits, certificates and other documents referred to herein or delivered pursuant hereto that form a part hereof, the Related Agreements and the Confidentiality Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      SECTION 10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

1.1 SECTION Specific Performance . The parties acknowledge and agree that any breach of the terms of this Agreement and the Related Agreements would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement and the Related Agreements by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

1.1 SECTION Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

1.1 SECTION Publicity. Except as set forth below, no press release or announcement concerning the existence of this Agreement or any of the Related Agreements or the transactions contemplated hereby or thereby shall be issued by any party without the prior written consent of the other party, except that in the event Buyer shall deem such press release or announcement to be required by law, rule or regulation (including applicable Federal and State securities laws, rules and regulations and applicable stock exchange or Nasdaq rules).

1.1 SECTION Submission to Jurisdiction . Each of the parties submits to the exclusive jurisdiction of any State or Federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement and the related Agreements in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any party with respect hereto.

1.1 SECTION Expenses. Each of the parties hereto shall pay its own cost and expenses in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

1.1 SECTION No Strict Construction. The language used in this Agreement and the Related Agreements shall be deemed to be the language chosen by Seller, each Stockholder and Buyer to express their mutual intent, and no rules of strict construction shall be applied against any party.

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 OPUS360 CORPORATION

                                 By: /s/ Rich McCann
                                    -----------------------
                                       Name: Rich McCann
                                       Title: Sr. VP, CFO


                                 BRAINSTORM INTERACTIVE, INC.

                                 By: /s/ David Ronick
                                    -----------------------
                                       Name: David Ronick
                                       Title:

      IN WITNESS WHEREOF, each Stockholder accepts and agrees to the terms of this Agreement as to Article V, Section 7.1, Section 7.2, Section 7.3, Section 7.5, Section 7.6 and Section 7.8 only and hereby executes the Agreement as of the day and year first above written.


                                 /s/ David Ronick
                                 ----------------------------
                                 David Ronick

                                 /s/ Lee Newman
                                 ----------------------------
                                 Lee Newman